UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2021 (May 12, 2021)

MAXAR TECHNOLOGIES INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38228	83-2809420
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 W. 120th Avenue, Westminster, Colorado		80234
(Address of principal executive offices)		(Zip Code)

303-684-2207
(Registrant’s telephone number, including area code)

N/A

(Former name or address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, at $0.0001 par value	MAXR	New York Stock Exchange, Toronto Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2021, at the 2021 Annual Meeting of Stockholders (“Annual Meeting”) of Maxar Technologies Inc. (“Company”), the Company’s stockholders, upon recommendation of the Company’s Board of Directors, approved an amendment to the Maxar Technologies Inc. 2019 Incentive Award Plan (“2019 Plan”) to increase by 2,000,000 shares the number of shares of the Company’s common stock available for issuance under the 2019 Plan (“Plan Amendment”). The Plan Amendment became effective upon approval by the stockholders.

A summary of the Plan Amendment is set forth in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 1, 2021 (“Proxy Statement”). That summary and the foregoing description of the Plan Amendment are qualified in their entirety by reference to the full text of the Plan Amendment, which is filed as Exhibit 10.1 hereto and incorporated into this Item 5.02 by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting on May 12, 2021, the Company’s stockholders, upon recommendation of the Company’s Board of Directors, approved the amendment and restatement of the Company’s Amended and Restated Certificate of Incorporation (“Second Amended and Restated Certificate of Incorporation”) to include a federal forum selection provision. The Second Amended and Restated Certificate of Incorporation, which was included as Appendix B to the Proxy Statement, became effective on May 12, 2021 upon filing with the Delaware Secretary of State.

The foregoing description is qualified in its entirety by reference to the full text of the Company’s Second Amended and Restated Certificate of Incorporation, which is attached hereto as Exhibit 3.1 and incorporated into this Item 5.03 by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 12, 2021, the Company held the Annual Meeting. The Company previously filed with the U.S. Securities and Exchange Commission a definitive proxy statement and related materials pertaining to the Annual Meeting, which describe in detail each of the five proposals submitted to stockholders at the Annual Meeting. The final results for the votes regarding each proposal are set forth below.

Proposal One: The Company’s stockholders elected each of the director nominees, each to serve for a one-year term expiring at the 2022 annual meeting of stockholders and until their respective successors are duly elected and qualified. The votes regarding this proposal were as follows:

Name of Nominee	Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
Gen. Howell M. Estes III	29,819,244	1,237,389	46,107	9,016,261
Nick S. Cyprus	30,806,683	252,630	43,427	9,016,261
Roxanne J. Decyk	30,573,409	470,906	58,425	9,016,261
Joanne O. Isham	30,813,698	255,100	33,942	9,016,261
Daniel L. Jablonsky	30,916,635	158,889	27,216	9,016,261
Gen. C. Robert Kehler	30,673,507	390,042	39,191	9,016,261
Gilman Louie	30,922,981	138,212	41,547	9,016,261
Dr. L. Roger Mason, Jr.	30,822,458	240,420	39,862	9,016,261
Dr. Heather A. Wilson	30,945,809	123,531	33,400	9,016,261
Eric J. Zahler	29,834,387	1,224,154	44,199	9,016,261
Eddy Zervigon	29,999,397	1,060,557	42,786	9,016,261

Proposal Two: The Company’s stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers. The votes regarding this proposal were as follows:

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
30,246,070	691,567	165,103	9,016,261

Proposal Three: The Company’s stockholders approved the Plan Amendment. The votes regarding this proposal were as follows:

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
23,603,903	7,443,467	55,370	9,016,261

Proposal Four: The Company’s stockholders approved the Second Amended and Restated Certificate of Incorporation. The votes regarding this proposal were as follows:

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
23,842,388	7,212,393	47,959	9,016,261

Proposal Five: The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021. The votes regarding this proposal were as follows:

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
39,950,288	123,177	45,536

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits

Exhibit Number	Description
3.1	Second Amended and Restated Certificate of Incorporation
10.1	Second Amendment to the Maxar Technologies Inc. 2019 Incentive Award Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 13, 2021	Maxar Technologies Inc.

	By:	/s/ James C. Lee
Name: James C. Lee
Title: Senior Vice President, General Counsel and Corporate Secretary